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                                                                   Exhibit 99.2

     [CLICK COMMERCE LOGO]                    [ALLEGIS CORPORATION LOGO]


           CLICK COMMERCE COMPLETES ACQUISITION OF ALLEGIS CORPORATION COMBINATION CREATES LEADERSHIP POSITION IN PARTNER RELATIONSHIP MANAGEMENT

CHICAGO, MARCH 28, 2003 - Click Commerce, Inc. (Nasdaq: CKCM), a leading provider of partner relationship management (PRM) software for the Global 2000, today announced the completion of its acquisition of San Francisco-based Allegis Corporation.

 "Today is a ground-breaking day in the history of Allegis and the entire PRM software industry." Combining Allegis and Click Commerce creates an unparalleled offering," said Dennis Ryan, CEO of Allegis. "By joining forces, we are setting the bar for delivering global PRM solutions."

The combination blends Allegis' strengths in partner lifecycle management and channel performance applications with Click Commerce's market-leading commerce and aftermarket service offerings. With over 75 Global 2000 customers, it represents the PRM market's broadest penetration of industry sectors, including high-tech, financial services, telecommunications, industrial equipment, automotive, durable consumer goods, and chemicals.

"This acquisition is a great strategic fit at every level," said Michael Ferro, Chairman and CEO of Click Commerce. "Beyond the clear value to our collective customers, there are strong cultural synergies between Click Commerce and Allegis. Both companies have a over-riding commitment to customer service and have strong beliefs about the potential of our combined assets."

Under the terms of the agreement, announced on March 24, 2003, Click Commerce acquired Allegis in a cash transaction.

ABOUT CLICK COMMERCE, INC.
Click Commerce (Nasdaq: CKCM) provides configurable software solutions that enable global corporations to gain competitive advantage through improved relationships and operational efficiencies within their distribution channels through online commerce, channel management

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and partner relationship management. Corporations such as Black & Decker,
Delphi, Emerson, Equistar, Kawasaki, Lubrizol, Mitsubishi, Motorola and Volvo have transformed their channel relationships using the Click Commerce Partner Portal and Application Suite.

Founded in 1996, Click Commerce leverages more than six years of channel management expertise to enable global enterprises to significantly increase brand loyalty, customer satisfaction and financial performance. The company's software is used by corporations in more than 70 countries and 15 languages. More information can be found at www.clickcommerce.com.

ABOUT ALLEGIS
Allegis is a pioneer in the partner relationship management (PRM) business software industry. The company is widely recognized as an industry visionary, whose customers are pushing the boundaries of PRM to increase channel performance. The company's packaged software solution, the Allegis eBusiness Suite, enables companies to fully maximize their indirect sales channels. Global 2000 customers using the Allegis eBusiness Suite include Charles Schwab, Dow Corning, Microsoft and Bell South. For more information, visit www.allegis.com.

FORWARD-LOOKING STATEMENT
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended: Statements in this press release that are not historical facts and refer to the company's future prospects are "forward looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by words such as "expect, anticipate, intend, believe, hope, assume, estimate" and other similar words and expressions. The statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements as a result of various factors, including but not limited to, the ability of Click Commerce to consummate strategic acquisitions, maintain its strategic alliances with system integrators and business consultants, the extent of customer acceptance and utilization of Click Commerce's Partner Relationship Management solutions, the impact of competitive products and services, the ability to develop new and enhanced versions of its products and services, the effect of economic and business conditions, the volume and timing of customer contracts, capital and intellectual property spending of Click Commerce's target customers, changes in technology, deployment delays or errors associated with the company's products and the company's ability to protect its intellectual property rights. For a discussion of these and other

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risk factors that could affect Click Commerce's business, see "Risk Factors" in
Click Commerce's annual report on Form 10-K for the year ended December 31, 2001, which is on file with the Securities and Exchange Commission.


                                      # # #


Click Commerce is a trademark of Click Commerce, Inc. All other company and product names mentioned herein may be trademarks and/or registered trademarks of their respective companies


MEDIA:
Christy Mueller
Click Commerce, Inc.
(312) 377-3046
mueller@clickcommerce.com


INVESTOR:
Mike Nelson
Click Commerce, Inc.
(312) 377-3887
mikenelson@clickcommerce.com